URBANA



                        CONTRACT FOR SALE OF REAL ESTATE


     THIS CONTRACT of sale made this 27th day of March, 2002 by and between HRT of Illinois, Inc., a Delaware corporation, hereinafter called "Seller", and Emeritus Corporation, hereinafter called "Buyer".

     WHEREAS, Seller desires to sell and Buyer desires to purchase the real property more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property'); and

     NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter recited, Seller shall sell the Property and Buyer or Buyer's designee shall purchase the Property as follows:

     1. Seller shall sell and tender to Buyer or Buyer's designee a limited warranty deed for the Property in the form attached hereto as Exhibit B.

     2. Buyer shall pay or cause to be paid to Seller in good funds the sum of $7,799,558.00 for the purchase of the Property.

     3.     Adjustments  to  be  made  at  time  of  closing:

          (i) If and to the extent that as of the Closing Date taxes for the period prior to October 1, 2000 remain due and owing the same shall be paid by Seller and all other taxes for the period subsequent to October 1, 2000 shall be paid by Buyer. Rent due under the existing Lease dated September, 2000 between Seller, as Landlord, and Buyer, as Tenant (the "Lease") shall be prorated as of the date of Closing.

          (ii) Sale to be closed on or before twenty (20) business days after satisfaction of all conditions to Seller's obligations to sell and Buyer's obligations to purchase the Property but in no event later than March 29, 2002.

     4. Conveyance to be subject to existing building restrictions and/or zoning ordinances and easements aforesaid and, except as otherwise provided in Paragraph 6, all other matters of record.

     5.     Title  Insurance  provided  by  Seller:  None

     6. Buyer may review title to the Property. Seller shall have no obligation to cure title objections other than liens of any mortgage held or granted by Seller or its assigns, any leases entered into by Seller or predecessors in interest with any party, including Buyer and any options to purchase the Property granted by Seller or its predecessors in interest to any party, including Buyer, which Seller shall cause to be released at the closing by execution and delivery of any and all necessary release documents (collectively, the "Release"). Seller further agrees to remove any exceptions or encumbrances to title which are created by, under or through Seller after the date of this Contract without Buyer's consent. Any other title objections Buyer may cure at its sole cost and expense. Buyer may terminate this Contract if the title materially affects Buyer's or Buyer's designee's intended use of the Property.

     7. At the closing, Seller shall furnish and deliver for delivery to Buyer and/or Buyer's designee, the deed, the lease termination with respect to the Lease (the "Lease Termination Agreement"), a bill of sale, a certificate of non-foreign status, a closing statement, the Release and such other documents and instruments as are customary in the jurisdiction in which the Property is located to vest in Buyer fee simple title to the Property and release all security interests and rights of Seller and any third party other than Buyer to enable Buyer to secure extended coverage title insurance policies at Closing, each in form and substance reasonably acceptable to Buyer and/or Buyer's designee and each duly executed and acknowledged by Seller.

     8. At the closing, Buyer shall furnish and deliver or cause to be furnished and delivered for delivery to Seller:

     a. Cash, wired funds or cashier's check payable to the order of Seller representing the cash portion of the Purchase Price.

     b. Such instruments as are necessary, or reasonably required by Seller to evidence the authority of Buyer to consummate the purchase and sale transaction contemplated hereby and to execute and deliver the closing documents on the Buyer's part to be delivered.

     c.     A  closing  statement.

d.     The  Lease  Termination  Agreement.

e. Additionally at Closing all rents due shall be prorated and all security deposits and tax impounds held by Seller or HR Acquisition I Corporation shall be returned to Buyer.

f. Any excise or transfer taxes shall be paid in accordance with applicable law; if no such law exists, in accordance with the custom of the state or county where the Property is located.

     9. Seller shall be deemed to be in default hereunder upon the occurrence of the following events: (i) any of Seller's warranties or representations, if any, set forth herein shall be untrue when made or at closing; or (ii) Seller shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Contract.

     10.     Seller  represents  to  Buyer  the  following:

          a. Seller is a Maryland corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland. Seller has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and to enter into and carry out the terms of this Contract and any documents executed in furtherance hereof.

          b. Seller is duly authorized to make and enter into this Contract and to carry out the transactions contemplated herein and is duly authorized to make and enter into any other documents executed in furtherance hereof to which it is or will be a party and to carry out the transactions contemplated therein. This Contract has been duly executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable creditors rights laws and general principles of equity. All of the other documents to which Seller is or will be a party have been, or will be by Closing, duly executed and delivered by Seller, and each is, or will be by Closing, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable creditors rights laws and general principles of equity.

          c. The execution, delivery and performance of this Contract and any other documents executed in furtherance hereof to which it is or will be a party and the consummation of the transaction thereby contemplated shall not result in any breach of, or constitute a default under, or result in the acceleration of, or constitute an event which, with the giving of notice or the passage of time, or both, could result in default or acceleration of any obligations of Seller under any permit, contract, mortgage, lien, lease, agreement, instrument, franchise, arbitration award, judgement, decree, bank loan or credit agreement, trust indenture or other instrument to which Seller is a party or by which Seller may be bound or affected.

          d. Except for such regulatory approvals, consents and filings, if any, which Buyer is required to secure in connection with its acquisition of title to the Property under any licensure or other health care law to which the Property may be subject (as to which Seller makes no representation and has no knowledge) (the "Health Care Approvals"), no consent or approval or other authorization of, or exemption by, or declaration or filing with, any person and no waiver of any right by any person is required to authorize or permit, or is otherwise required as a condition of the execution, delivery and performance of Seller's obligations under the Contract and any other documents executed in furtherance hereof to which it is or will be a party.

          e. The Seller is not a "foreign person" as that term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated pursuant thereto.

          f. To Seller's actual knowledge, all copies of documents furnished or to be furnished to the Buyer by the Seller or on its behalf in connection with this Contract and the proposed purchase and sale of the Property are true and complete copies of the originals.

          g. Other than the Lease and as set forth in documents duly recorded in the public records of the jurisdictions in which the Property is located, Seller has not entered into and will not enter into any other agreements granting any person a right or interest in the Property. Seller has not obligated and will not obligate itself in any manner whatsoever to sell the Property or any portion thereof to any party other than Buyer or Buyer's designee.

          h. There is no claim, litigation, or proceeding pending against Seller with respect to which Seller has been served notice (except for mechanics' liens and other litigation, claims or proceedings arising or occurring as a result of the actions or inactions of Buyer, its affiliates or any Person acting by, through or under them), or, to Seller's current actual knowledge, threatened against Seller, which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of any of the Contract and any other documents executed in furtherance hereof to which it is or will be a party or any action taken or to be taken in connection with the transactions contemplated thereunder or which relates to the Property or the transactions contemplated by this Contract.

          i. Seller has received no written notice of any condemnation proceedings relating to the Property.

          j. Except as set forth on Schedule 1 attached hereto, Seller has not received written notice, nor does Seller otherwise have actual knowledge, of any uncured violation of any federal, state, or local law relating to the ownership, use or operation of the Property.

          k. Seller is the owner of the Property and has, or at closing will have, good and marketable title thereto free and clear of all liens and encumbrances other than the encumbrances approved by Buyer pursuant to Paragraph 6.

     11. Buyer's obligation to purchase Property hereunder is subject to the following conditions, any one or all of which may be waived by Buyer:

          (i) The title insurance company shall issue with respect to the Property as of the Closing Date, an owner's policy of title insurance to Buyer or Buyer's designee in the full amount of the purchase price (the "Owner's Title Policy"), with extended coverage without survey exception and which shall reflect only those title exceptions approved by Buyer in accordance with Paragraph 6 and subject to such endorsements as may be reasonably requested by Buyer or Buyer's designee.

          (ii) Buyer shall have received an ALTA survey of the property showing no encroachments not acceptable to Buyer and certified to Buyer, the title insurance company and Buyer's designee, if applicable.

          (iii) Buyer shall be satisfied in its sole discretion that the zoning applicable to the Property permits the continued operation of the assisted living facility located thereon and permits the reconstruction of such facility without the need to secure further approval in the event of the damage or destruction thereof; provided, however, this condition shall be deemed satisfied unless Buyer advises Seller in writing at Closing that it has not been satisfied.

          (iv) No material portion of the Property shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain. In the event of damage, destruction or condemnation notwithstanding any provision herein to the contrary, Buyer's remedies shall be limited to either (i) close the purchase and receive the insurance or condemnation proceeds or (ii) terminate its obligation under this Agreement and proceed to exercise its rights pursuant to the Lease between Landlord and Buyer.

          (v) Seller shall not be in default, where said default cannot be cured by Closing, under any mortgage, contract, lease or other agreement affecting or relating to the Property.

          (vi) Seller shall have performed all of its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Buyer in accordance with the terms hereof.

          (vii) Seller's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true at and as of the date of Closing as though such representations and warranties were then again made.

     12. Except as otherwise provided herein, Buyer shall be deemed to be in default hereunder if Buyer shall fail to deliver, at the Closing, any of the items specified in Section 8 hereof for any reason other than a default by
                     -----------
Seller  hereunder.

     13. In the event Buyer or Seller shall be in default hereunder, Buyer and Seller's remedy shall be to terminate this Contract in which event neither party shall have any further obligations or liability hereunder, each party waiving all other rights or remedies in the event of such default. The Lease shall continue in full force and effect.

     14. All notices, requests and other communications under this Contract shall be in writing and shall be either (a) delivered in person, (b) sent by certified mail, return receipt requested, (c) delivered by a recognized delivery service of (d) sent by facsimile transmission and addressed as follows:

     If  intended  for  Seller:               Mr.  J.  D.  Carter  Steele
     Healthcare  Realty  Trust  Incorporated
3310  West  End  Avenue,  Suite  700
Nashville,  Tennessee  37203
Phone:  (615)  269-8175
Fax:  (615)  269-8122

     With  a  copy  to:                    John  A.  Gupton  III,  Esq.
     Baker,  Donelson,  Bearman  &  Caldwell
211  Commerce  Street,  Suite  1000
Nashville,  Tennessee  37201
Phone:  (615)  726-5600
Fax:  (615)  726-0464

     If  intended  for  Buyer:               Emeritus  Corporation
     3131  Elliott  Avenue
Suite  500
Seattle,  Washington  98121
Phone:  206/298-2909
Fax:  206/301-4500
Attn:  Raymond  Brandstrom

     With  a  copy  to:                    The  Nathanson  Group
     1520  Fourth  Avenue
Sixth  Floor
Seattle,  Washington  98101
Phone:  206/623-6239
Fax:  206/623-1738
Attn:  Randi  Nathanson

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when left at the address of the recipient and if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a business day, or after 5:00 P.M. on any business day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first business day thereafter.

     15. This Contract embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements (oral or written) related to the transactions contemplated herein are merged into this Contract. Neither this Contract nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

     16. THIS CONTRACT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATES IN WHICH THE PROPERTY IS LOCATED. The parties agree that jurisdiction and venue for any litigation arising out of this Contract shall be in the U.S. District Court for the Middle District of Tennessee and accordingly, consent thereto.

     17. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

     18. With respect to all provisions of this Contract, time is of the essence. However, if the first or last date of any period which is set out in any provision of this Contract falls on a day which is not a Business Day, then, in such event, the time of such period shall be extended to the next day which is a Business Day.

     19. In the event of any litigation between the parties under this Contract, the prevailing party shall be entitled to reasonable attorneys' fees and court costs at all trial and appellate levels.

     THE PROPERTY IS SOLD BY SELLER AND ACCEPTED BY BUYER AS IS, WHERE IS, AND WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER EXPRESSED OR IMPLIED, WRITTEN OR ORAL, EXCEPT FOR THE SPECIAL WARRANTY OF TITLE AND OTHER SPECIFIC REPRESENTATIONS MADE BY SELLER AS HEREIN PROVIDED, IT BEING THE INTENTION OF SELLER AND BUYER HEREUNDER TO EXPRESSLY REVOKE, RELEASE, NEGATE, AND EXCLUDE ALL REPRESENTATIONS AND WARRANTIES INCLUDING, BUT NOT LIMITED TO, ANY AND ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES AS TO
(I) THE CONDITION OF THE PROPERTY OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY AND ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES RELATED TO SUITABILITY FOR HABITATION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE; (II) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN, OR ENGINEERING OF THE IMPROVEMENTS; (III) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS; (IV) THE SOIL CONDITIONS, DRAINAGE, TOPOGRAPHICAL FEATURES, OR OTHER CONDITIONS OF THE PROPERTY OR WHICH AFFECT THE PROPERTY; (V) ANY FEATURES OR CONDITIONS AT OR WHICH AFFECT THE PROPERTY WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENTAL POTENTIAL, CASH FLOW, OR OTHERWISE; (VI) ALL EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY; (VII) ANY ENVIRONMENTAL, GEOLOGICAL, METEOROLOGICAL, STRUCTURAL, OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW, OR HEREAFTER AFFECTING IN ANY MANNER ANY OF THE PROPERTY OR THE LEASED PROPERTY; AND (VIII) ALL OTHER EXPRESS OR IMPLIED WARRANTIES AND REPRESENTATIONS BY SELLER WHATSOEVER.

     The words "Seller" and "Buyer" when used in this Contract shall be construed as plural whenever the number of parties to this contract so requires.

     This Contract may be executed in counterparts, each of which shall constitute an original of this Contract.

     HR Acquisition I Corporation joins in the execution of this Contract for the purpose of confirming its agreement to those provisions hereof which are applicable to it as Landlord under the Lease.

     WITNESS  our  hands  the  27th  day  of  March,  2002.

HRT  OF  ILLINOIS,  INC.                         HR  ACQUISITION  I  CORPORATION

By:/s/   J.D.  Carter Steele                         By:/s/   J.D. Carter Steele
      J.D.  Carter  Steele                               J.D.  Carter  Steele
Its:                                   Its:  ________________________________
     Seller                                   Landlord

Seller's  Tax  ID  Number:



                                   EMERITUS  CORPORATION


                                   By:  /s/    Daniel  R.  Baty____________
                                          Daniel  R.  Baty
                                   Its:  Chief  Executive  Officer__________
                                             Buyer

                                   Buyer'  s  Tax  ID  Number: _________________

                                    EXHIBIT A

                              PROPERTY DESCRIPTION
     All those certain tracts or parcels of land in Champaign County, State of Illinois, described as follows:

     Lot 105R in Lot 105 replat of Eastgate Subdivision No. 1, City of Urbana, Champaign County, Illinois, as per plat recorded July 14, 1997 as Document 97R16113, also being part of the South 1/2 of the North 1/2 of the Southeast 1/4 of Section 21, Township 19 North, Range 9 East of the Third Principal Meridian, Champaign County, Illinois, also described as follows:

     BEGINNING at the Northwest Corner of Lot 105 of Eastgate Subdivision No. 1, City of Urbana, Champaign County, Illinois, Recorded in Book "CC" of Plats at Page 181 as Document No. 96R15730 in the Recorder's Office of Champaign County; thence South 89 Degrees, 47 Minutes, 10 Seconds East, along the north line of said Lot 105, 326.00 feet; Thence South 00 Degrees, 20 Minutes, 35 Seconds East,
655.81 Feet; Thence North 89 Degrees, 47 Minutes, 10 Seconds West, along the South line of said Lot 105, 326.00 Feet to the southwest corner thereof; thence North 00 Degrees, 20 Minutes, 35 Seconds West, along the West Line of said Lot 105, 655.81 Feet to the point of BEGINNING.

Together  with  the  following  easements:

Easement  Parcel  II

Electric Easement described as all that portion of a strip of land Fifty (50) feet of even width situated upon parts of the following described real estate:
The Northwest Quarter (NW ) of Section 22 and the Southwest Quarter (SW ) of the Northeast Quarter (NE ) of Section 22, ALSO, that portion of the Northeast Quarter (NE ) of the Northeast Quarter (NE ) of Section 21 lying North of the N&W RR (said RR having been previously abandoned); ALL in township 19 North, Range 9 East of the Third Principal Meridian Champaign County, Illinois; AND, ALSO, all right, title and interest, if any, held by Grantor at this time or subsequently obtained at any future time in and to any and all portions of the aforementioned (abandoned) lands or right-of-way of the N&W RR situated in the aforedescribed Section 21 lying adjacent to and contiguous to the Southwesterly boundary of the lands previously described above.

Easement  Parcel  III

Sanitary Sewer Easement described as the West 20 feet of the East 170 feet of the Southwest Quarter of the Southeast Quarter and the South Half of the Northwest Quarter of the Southeast Quarter of Section 21, Township 19 North, Range 9 East of the Third Principal Meridian, containing 0.91 acres, more or less, ALSO, the South 50 feet of the Southwest Quarter of the Southeast Quarter of Section 21, Township 19 North, Range 9 East of the Third Principal Meridian, except the East 170 feet thereof containing 1.52 acres, more or less.

Easement  Parcel  IV

Telephone Easement described as One (1) Rod North of the North right-of-way line of designated public road 1400N of the following described real estate; the South one half (S ) of the Southeast one quarter (SE ) and the South one half (S ) of the North one half (N ) of the Southeast quarter (SE ) of Section Twenty One (21) Township 19N, Range 9E of the 3rd P.M., Champaign County, Illinois. It is further agreed that during installation of telephone cable or maintenance of, thereafter, Illinois Bell Telephone Company will reimburse grantor for all crop damage caused by grantee.

Easement  Parcel  V

Electric Easement described as a strip of land 40 feet in width over, across and through the South Half of the South Half of the Southeast Quarter of Section 21, Township 19 North, Range 9 East of the Third Principal Meridian; the centerline of the said 40 foot strip of land is described as beginning on the East line of the Southeast Quarter of said Section 21 at a point 2 feet North of the North right-of-way line of Illinois Route 130; thence West parallel to the South line of said Section 21 through a point of exit on the West line of the Southeast Quarter of said Section 21; together with the further grant of the right and easement to extend down-guys Northerly from a pole to be located approximately 505 feet East of the said point of exit to an anchor at a distance not to exceed 70 feet from the base of said pole.